Exhibit 32.1

CERTIFICATIONS PURSUANT TO  18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lei Xu, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify that:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 16th day of August, 2022.

/s/ Lei Xu
Lei Xu
Chief Executive Officer and Chief Financial Officer (principal executive officer and principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.